UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2024

LEGACY HOUSING CORPORATION

(Exact name of registrant as specified in its charter)

Texas	001-38761	20-2897516
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Airport Freeway, #100, Bedford, Texas	76022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (817) 799-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock ($0.001 par value)	LEGH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 1.01

As Legacy Housing Corporation (“Legacy” or the “Company”) previously disclosed, in a Form 10-K for the fiscal year ended December 31, 2023, and a Form 10-Q for the quarterly period ended March 31, 2024, Legacy and numerous entities owned or operated by one individual (the “Makers”) previously entered into several Promissory Notes (the “Notes”) valued at approximately $55 million. In January 2024, the Makers defaulted on, and Legacy accelerated, a portion of the Notes valued at approximately $37 million. The Notes were secured by mobile homes and mobile-home parks located in Texas, Mississippi, and Louisiana, and personally guaranteed by individuals (the “Personal Guarantors”). In the first and second quarters of 2024, Legacy filed several lawsuits against the Makers and the Personal Guarantors and aggressively pursued the collateral.

On July 27, 2024, Legacy, the Makers, and the Personal Guarantors entered into a Settlement Agreement and Release (the “Agreement”). The parties to the Agreement are Legacy, Legacy’s Executive Chairman, Curtis D. Hodgson (collectively, the “Plaintiffs”), William Rodwell, Cynthia Rodwell, Tony Hartsgrove, Robert T. Hutson II, Yakov Plotnikov, Eric D. Wooten (collectively, the “Individual Defendants”), Cleveland MHC, LLC (“Cleveland”), Country Aire Homes of LA, LLC, Forest Hollow, LLC (“Forest Hollow”), Gulf Stream Homes of LA, LLC, Gulf Stream Homes of MS, LLC, Stellar GS Homes, LLC, SINOP GS Homes, LLC, Gulf Stream Manor Phase 2 Homes, LLC, Iowa Homes, LLC, Southern Pointe Homes, LLC, Southern Pointe Investments, LLC, Southern Pointe Investments II, LLC, Stellar GS Homes LLC, and Country Aire MHP LLC (collectively, the “Entity Defendants”).

As consideration for the mutual releases contained in the Agreement:

•	Forest Hollow shall convey clear title, and the undisputed right to possess, all real and personal property located on or at the Forest Hollow Mobile Home Community, 6650 Broad Oak Street, Beaumont, TX 77713 (the “Forest Hollow Mobile Home Community”) to Legacy;

•	Cleveland shall convey clear title, and the undisputed right to possess, all real and personal property located on or at the Cleveland Mobile Home Community, 110 Old Hwy 49 S. Richland, MS 39218 (the “Cleveland Mobile Home Community”) to Legacy;

•	Cleveland and Forest Hollow shall assign all intangible assets, including all leases, contracts, and goodwill applicable or related to the real and personal property located on or at the Forest Hollow Mobile Home Community and the Cleveland Mobile Home Community to Legacy;

•	The Individual and Entity Defendants shall irrevocably waive any and all claims related to existing deposits; and

•	Legacy shall refinance the Entity and Individual Defendants’ remaining debt, pursuant to a new two-year, $48 million Promissory Note (the “New Note”), with the balance subject to change prior to closing.

The New Note shall be secured by a first priority interest in more than 1,000 mobile homes and two mobile-home parks located in Louisiana, and personal guarantees signed by the Individual Defendants. Legacy evaluated the recoverability of the Notes as of December 31, 2023, and March 31, 2024, and determined that a provision for expected loan losses was not necessary based on the value of the collateral. The New Note is secured by the same Louisiana collateral as the old Notes, while providing additional legal efficiencies. The Individual Defendants shall personally guarantee the New Note to the same extent they have personally guaranteed the Entity Defendants’ existing debt.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY HOUSING CORPORATION

Date: 7/31/2024	By:	/s/ Duncan Bates
	Name:	Duncan Bates
	Title:	President and Chief Executive Officer